Exhibit (i)(2)

GOODWIN PROCTER	Goodwin Procter LLP	T: 617.570.1000
	Counselors at Law	F: 617.523.1231
	Exchange Place	Goodwinprocter.com
Boston, MA 02109
February 27, 2009
Calamos Investment Trust
2020 Calamos Court
Naperville, Illinois 60563
Ladies and Gentlemen:
We hereby consent to the reference in Post-Effective Amendment No. 66 to Securities Act Registration No. 33-19228 and Amendment No. 69 to Investment Company Act Registration No. 811-5443 (together, the “Amendment”) to the Registration Statement on Form N-1A (the “Registration Statement”) of Calamos Investment Trust, a Massachusetts business trust (the “Registrant”), to the following opinions of counsel:
(i) our opinion dated February 28, 2007 with respect to the legality of the shares of the Registrant representing interests in Class A, Class B, Class C, Class I and Class R of the Calamos Growth Fund, Calamos Blue Chip Fund, Calamos Value Fund (formerly known as Calamos Mid Cap Value Fund), Calamos International Growth Fund, Calamos Global Growth and Income Fund (formerly known as Calamos Global Convertible Fund), Calamos Growth and Income Fund (formerly know as Calamos Convertible Growth and Income Fund, Calamos Small/Mid Cap Convertible Fund, Calamos Convertible Total Return Fund, and Kalliston Convertible Total Return Fund), Calamos High Yield Fund, Calamos Convertible Fund, Calamos Market Neutral Income Fund (formerly known as Calamos Market Neutral Fund, and Calamos Strategic Income Fund), Calamos Multi-Fund Blend (formerly known as Calamos Multi-Fund Equity and Calamos Trio Fund), and Calamos Global Equity Fund, which opinion was originally filed as Exhibit (i)(2) to Post-Effective Amendment No. 50 to the Registration Statement;
(ii) our opinion dated May 15, 2007 with respect to the legality of the shares of the Registrant representing interests in Class I of the Calamos Government Money Market Fund, which opinion was originally filed as Exhibit (i)(2) to Post-Effective Amendment No. 54 to the Registration Statement;
(iii) our opinion dated June 26, 2007 with respect to the legality of the shares of the Registrant representing interests in Class A, Class B, Class C, Class R and Class I of the Calamos Total Return Bond Fund, which opinion was originally filed as Exhibit (i)(2) to Post-Effective Amendment No. 56 to such Registration Statement; and
(iv) our opinion dated December 31, 2007 with respect to the legality of the shares of the Registrant representing interests in Class A, Class B and Class C of the Calamos Government Money Market Fund, which opinion was originally filed as Exhibit (i)(2) to Post-Effective Amendment No. 57 to the Registration Statement.
(v) our opinion dated June 20, 2008 with respect to the legality of the shares of the Registrant representing interests in Class A, Class B, Class C, Class I and Class R of the Calamos 130/30 Equity Fund, which opinion was originally filed as Exhibit (i)(2) to Post-Effective Amendment No. 64 to the Registration Statement; and
(vi) our opinion dated June 30, 2008 with respect to the legaility of the shares of the Registrant representing interests in Class A, Class B, Class C, Class I and Class R of the Calamos Evolving World Growth Fund, which opinion was originally filed as Exhibit (i)(2) to Post-Effective Amendment No. 65 to the Registration Statement.
We also hereby consent to the filing of this consent as an exhibit to the Amendment.
This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.
Sincerely,
/s/ GOODWIN PROCTER LLP